Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Integra Resources Corp
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-28
Reporting Entity ESTMA Identification Number	E671462		Original Submission Amended Report
Other Subsidiaries Included (optional field)	Integra Holdings Canada Inc., Integra Holdings US Inc., DeLamar Mining Company, Millennial Precious Metals Corp., Millennial Silver Corp., Millennial Silver Nevada Inc., Millennial NV LLC, Millennial Development LLC, Millennial Red Canyon LLC, and Millennial Arizona LLC.

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Andree St-Germain				Date	2024-05-28
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States of America	Department of Interior: Bureau of Land Management			854,816					854,816	BLM annual claim fees and cost recovery fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$
United States of America	State of Arizona	State Land Department			101,076					101,076	ASLD annual rent fees. Exchange rate as of the issuer's financual year end 1 US$ = 1.3226 C$

Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	DeLamar Project			386,497					386,497	BLM annual claim fees and cost recovery fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$
United States of America	Nevada North Project			261,875					261,875	BLM annual claim fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$
United States of America	Cerro Colorado			151,051					151,051	BLM annual claim fees and ASLD annual rent fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$
United States of America	Red Canyon			75,944					75,944	BLM annual claim fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$
United States of America	Zeno-Ocelot			37,535					37,535	BLM annual claim fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$
United States of America	Dune			7,856					7,856	BLM annual claim fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$
United States of America	Eden			14,840					14,840	BLM annual claim fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$
United States of America	Marr			20,295					20,295	BLM annual claim fees. Exchange rate as of the issuer's financial year end 1 US$ = 1.3226 C$

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]

Additional Notes[3]: